MICRON ENVIRO SYSTEMS, INC.

#121 - 8 Bond Street

Great Neck, New York
11021 USA

September 11, 2009

MSVS—USA

MENV, MENVE and MSVSE----old symbols

NDDA—Germany

Micron Changes Symbol and Completes 3 for 1 Forward Split

Micron Enviro Systems, Inc. (OTCBB:MSVS) (Frankfurt: NDD) ("Micron") has now been assigned a new symbol, which is MSVS.  Micron has now commenced trading under the new symbol MSVS and no longer trades under the old symbols of MENV, MENVE or MSVSE. All shareholders will be entitled to receive the forward split shares upon surrender of their common shares.  For shareholder who hold their shares through a brokerage house, they should contact their brokerage house directly for information on how the forward split will impact them.  Registered shareholders will receive a letter from Micron with instructions or they may contact Pacific Stock Transfer in Las Vegas, NV for instructions.  Shareholders of record will own three shares for each one share they previously owned.  For example, shareholders of record who held 25,000 old shares will subsequently hold 75,000 of the new shares, giving them ownership of a total of 75,000 common shares of Micron.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as ``may,'' ``should,'' ``expects,'' ``plans,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``potential'' or ``continue'' or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled ``Risk Factors'' in the Company's periodic filings with the United States Securities and Exchange Commission, which can be viewed at <http://www.SEC.gov>. For all details regarding working interests in all of MENV's oil and gas prospects or any previous news releases go to the SEC website. You should independently investigate and fully understand all risks before making investment decisions.

Contact Information:

Bradley Rudman

Micron Enviro Systems, Inc.

www.micronenviro.com